U.S.Clearing

                         Member New York Stock Exchange

                                                                   April 2, 1997

America First Associates Corp.
415 Madison Avenue, 3rd Floor
New York, NY 10017

Gentlemen:

         We understand that you, America First Associates Corp. ("AFX') propose to offer all individuals who desire to establish an account with you a facility pursuant to which customers through such account may purchase and sell securities. We are a registered broker-dealer and a member firm of the New York Stock Exchange, Inc. ("NYSE") and other national securities exchanges. You propose that this facility would be made available through customer accounts ("Accounts") which would be opened with us by you as agent for each of your customers. You agree that all your Accounts, both customer and proprietary, whether cash, margin or delivery vs. payment will be introduced to U.S. Clearing Corp. ("USCC"). All orders to buy or sell securities, whether equity or debt, and including options, are to be placed with, effected by, and cleared through USCC on a fully disclosed basis. It is agreed and understood that all dealings between us are pursuant to applicable rules of the NYSE, Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc.,
("NASD"), and such other designated examining authority having primary jurisdiction for our two firms. It is also agreed and understood that you are, and during the term of this Agreement will remain, a duly registered broker-dealer in good standing and properly licensed under the SEC, the NASD, and applicable state regulations and that you will register both the firm and your account executives in the respective states in which you intend to transact business. If such registration or licensing as a broker-dealer is to be terminated, you agree to notify us in writing promptly after you have first become aware of such facts.

         This letter sets forth our Agreement with respect to the Accounts to be established by us for the securities transactions of , and custodial services for, your customers and yourselves.

We hereby agree as follows:

1.       Customer Accounts

         You will obtain from each customer desiring to establish an Account the personal information concerning the Account which we may require in the format necessary to input to our computer system. You will also have your representative obtain from the customer a customer information statement in the form previously agreed to by us which information statement shall contain but which is not limited to, an explanation of the customer's investment objectives. You will make such information statement available to us for our permanent records upon our request. You will also be responsible for notifying each customer desiring to establish an Account with us of the existence of this Agreement and of the allocation of the functions that will affect the Account.


26 BROADWAY      -     NEW YORK, NEW YORK 10004-1798        -     (212) 747-1400

         You will be completely and solely responsible for all Compliance, Supervisory and Internal Audit functions as they relate to your officers, partners, employees, agents, associates and introduced customer and proprietary Accounts. Upon our request you will promptly provide USCC with a complete copy of your most recent audit report as prepared by the NYSE, SEC, NASD and/or any other designated examining authority having primary jurisdiction for your firm.

         You will be responsible for complying with the NASD's Rules of Fair Practice, those of the Options Clearing Corporation, and to the applicable rules of such other designated examining authority having primary jurisdiction for our two firms. You agree that you will be familiar with all the applicable option rules and that you will qualify, appoint and maintain a Senior Registered Options Principal ("SROP") whose responsibilities will include ensuring that the options rules are observed, suitability standards area applied and due diligence exercised in the approval of customer Accounts for options transactions. Through your SROP you agree to approve the customer information and option agreements and to ensure that each customer has been furnished with the current risk disclosure document prior to the initial options transactions.

         You are solely responsible for the supervisory review of any Accounts over which your officers, partners, employees, or agents have discretionary authority as pursuant to the applicable rules of the NYSE, NASD, SEC or such other designated examining authority having primary jurisdiction for our two firms. You will furnish us with properly executed power of attorney forms for discretionary Accounts handled by you or any other third parties. You hereby agree to indemnify and hold USCC harmless against all losses, costs or expenses including reasonable attorney's fees, suffered or incurred by us directly or indirectly as a result of any liabilities or claims alleging the exercise by you or your partners, officers or employees, or agents of discretionary authority over Accounts.

         You acknowledge that you are familiar with Rules 405 and 721 of the NYSE and the applicable rules of the NASD which require you to adequately "know your customer", his/her investment objectives and to observe the suitability requirements of such rules. You will follow the guidelines of such rules in the introduction of customers to us for the purpose of our opening Accounts and you are to accept no Account until you have completed the customer information statement and made credit reference checks and have exercised due diligence to learn, and on a continuing basis to know, the essential facts with respect to each customer who desires to establish an Account. You also warrant that each Account shall not be such as to come under any prohibition referred to in Rule 407 of the NYSE (Accounts for employees of the NYSE, brokerage firms or banks,) nor will such accounts you open be in violation of the rules of the NASD, SEC, or such other designated examining authority having primary jurisdiction for our two firms, and no customer who establishes and Account shall be a minor or such person as comes within the prohibitions of law. You shall herewith indemnify USCC from any and all claims alleging the unsuitability of transactions effected in introduced Accounts, claims of "churning" (excessive trading), and/or misrepresentation or fraud.

         You, as the introducing firm, agree to establish and maintain a program of supervision and compliance consistent with applicable requirements of the NYSE, SEC, NASD, and/or any other designated examining authority having primary jurisdiction for your firm. You represent that one or more of your officers have been delegated with supervisory responsibility for all of your accounts and employees and you have established and implemented written supervisory procedures to ensure that the conduct of Accounts introduced to USCC comply with applicable federal, state and self-regulatory laws, requirements and rules. You shall also be responsible and you agree to indemnify USCC for any loss, liability, damage, expense or claim which our firm may incur because of the failure or neglect of your organization or its officer, managers, and designees to adequately discharge their supervisory responsibilities.

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

         You warrant and indemnify USCC against loss resulting from any legal action or claim arising from the improper conversion of customer securities or funds through theft, fraud or deception, which actions were committed by anyone in your employ, your customers, or anyone otherwise affiliated with you.

         You warrant the proper and legal ownership of all moneys and securities introduced to USCC for credit to any Account established for your customers or yourselves.

         We will give no investment advice and will not be held responsible for the investment results of any transaction arising from any advice given by you to your clients. You shall be responsible to supervise and review orders and transactions of your customers, and any claims or charges made by any client alleging the failure to supervise your employees' actions and customer accounts shall be your responsibility to make amends. Nothing in this agreement shall be construed to be a joint venture or partnership of any kind between your firm and USCC.

         Upon our request you will make available to us, prior to the execution of this Agreement, a complete run of current statements for the Accounts of your customers.

         We reserve the absolute right to reject any customer, an Account or any transaction, and to refuse to establish any Account which you may tender to us, if in our opinion such action is necessary for our protection. No action taken by us or any of our employees, including, without limitation, clearing a trade forwarded to us by you on behalf of a customer shall constitute acceptance of any such customer or Account until we have been furnished with such Account documentation and until the Account has been accepted as required by Rules 405 and 721 and our internal procedures- USCC's right to refuse to accept or to reject Accounts shall be a continuing one and is not restricted by the passage of time. Reasons for rejecting or expelling Accounts shall include, but not be limited to, any evidence of illegal activity, stock or price manipulation, a history implying credit unworthiness, reneges on transactions, the subject of securities investigations, violations or convictions, improper margin or securities concentration (on margin) or any other reason which is deemed sufficient or necessary by us for USCC's own protection.

2.       SEC's Financial Responsibility Considerations

         In accordance with the Securities and Exchange Commission's ("SEC") Net Capital Rule (Rule 15C3-1) and for the purposes of the Securities Investor Protection Act and the SEC's financial responsibility rules, the introducing firm's customers (your customers) are treated as customers of the clearing firm (U.S. Clearing Corp.) and not of the introducing firm.

         Account statements of activity for your introduced Accounts are issued and forwarded directly by USCC.

         Your introduced clients are notified, in language contained on their account statements, that USCC provides for the safeguarding of funds and securities while in the possession of USCC. In addition, they are informed that their inquiries regarding positions and balances, on their account statements, may be addressed to USCC with a telephone number provided, to the attention of the Client Services Department.


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

3.       Execution of Orders.  Settlement

         Upon receiving a buy or sell order for an Account from a customer, your personnel will transmit the details of such order electronically to us using procedures and formats with which we will supply you. We will endeavor to reasonably comply with the customer order and execute the transaction. If no instructions are given, we will use our best efforts to obtain "best execution." For orders involving over-the-counter securities we will assume the risk for the dealers with whom we execute transactions. Upon our receipt of notification of the execution of the customer order we will confirm the relevant details of such execution to your representative and will generate for you electronically confirmations of the transaction. We, or you as our agent will print such confirmation on a form approved by us and send it to the customer. USCC shall not be liable for loss caused directly or indirectly by the cessation, delay, malfunction or interruption in telecommunications systems, order transmission facilities or of any electronic, automated or computer assisted equipment. In addition, USCC shall not be responsible for the failures or mistakes of operators of such equipment who are not our employees. We shall not be liable for loss resulting from the interruption of services caused by governmental rulings, regulatory restrictions, suspensions of trading or interference's which are beyond our control.

         In the event that on settlement date of any customer transaction involving a sale, the relevant securities have not been received by us, we will take such actions as are necessary and in conformity with securities industry practices to fulfill our obligations to the brokers and dealers involved in such transactions. Errors in execution of orders will be corrected by us as soon as practicable after we are notified by you or such errors are discovered by our employees. In the case of purchases or sales of securities in an Account, you will be financially liable for such transactions until the client has satisfactorily made settlement with the necessary cleared funds and/or securities.

         In keeping with Rule 440c of the NYSE, you agree not to enter any orders to sell short on behalf of your customers or yourselves, until you have obtained specific prior approval from the USCC Stock Loan Department that the relevant stock, or other securities, can be borrowed in order to complete the transaction. All orders to sell short must be so designated at the time the order is placed. In addition, you also agree that on all of your trading and other firm proprietary Accounts payment will be made in full by settlement date. You agree to assume sole responsibility for any loss incurred in transactions with firms with which you deal on a principal basis giving up USCC for clearance.

         Notwithstanding anything in this Agreement to the contrary, we may refuse on prompt notice to you to accept any Account or to effect any transaction which, in our sole discretion, we believe will be contrary to our obligations under Law or regulations thereunder, or as a member of the NYSE or any other exchange of which we are a member.

4.       Responsibility for Customers

         You shall be responsible to ensure that all securities sold by customers will be delivered to us by settlement date in compliance with Securities and Exchange Commission ("SEC") and industry regulations and that cash amounts payable by customers will be paid by such customers by settlement date. You shall arrange for timely settlement of "delivery versus payment" transactions in accordance with Rule 3 87 of the NYSE or such other rules and procedures as may be directed by the NYSE and American Stock Exchange ("AMEX").

         We reserve the right to give prior oral or written notice to you or to any customer for whom we have established an Account of failure to make timely settlement and our intentions to take remedial action. In the event of such notice, you will cooperate with us in taking such steps as may be appropriate to ensure that such customer fulfills his obligations.


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


         In all Accounts, including Margin Accounts, you shall be responsible for customer transactions and maintenance margin calls until actual and complete payment and settlement have been received by us, and in the case of checks representing such payments received by us, you shall be responsible until the funds received have actually been credited to us by our bank. We agree to use diligence in depositing such checks promptly.

         Without limitation you, as the introducing firm, agree to assume any and all liabilities and losses incurred in connection with any check-writing privilege and/or credit or debit card services extended by a service provider to your introduced accounts and customers through USCC. Such liabilities include, but are not limited to, losses and claims resulting from loss, theft fraud, overdrafts, unauthorized withdrawals or charges and misappropriations.

5.       Participation's in Underwritings / Special Requirements

         You agree to the following procedures which must be complied with in, order to participate in Initial Public Offerings (IPO's):

a) Approval must be granted in advance of any participation in an underwriting where involvement is either as a Manager, Co - Manager, part of the Selling
Group or simply participating in selling the securities in the initial distribution.

b.) At the very earliest a preliminary prospectus (`Red Herring") must be forwarded to USCC's Director of Operations (Frank McGinnis) together with details concerning the size of your commitment, expected price and the names of all brokerage firms which are known to be participants.

c.) In order to participate and takedown shares in an underwriting, you as the Correspondent must have at least $250,000 in net capital. Your Good Faith Deposit must be increased so that it will represent no less than 30% of your commitment (take-down).

d.) You must indicate whether or not you intend to be a market maker in the secondary market with respect to the securities which are part of the public distribution.

e.) You are not to proceed with your IPO participation unless and until the Director of Operations of USCC has specifically granted his approval and indicated the size of the commitment granted. Such approvals must be received either by fax or wire and they are to be retained as part of your records.

         Any requests for exceptions to the above, must be submitted in writing with all pertinent details included to USCC's Chief Financial Officer ( Joel Hirstreet).

6.       Commissions

         For each securities purchase or sale initiated by a customer and transmitted to us for execution and clearing, the confirmation information generated by us as contemplated by "Section 3" hereof will contain a commission charge in accordance with the schedule you have instructed us to use. You may from time to time request changes in the commissions to be charged and we will make such changes within 45 days, provided that we shall not be required to make any change that is not compatible with our computer system. On the settlement date for any securities transaction, the commissions payable by the customer will be paid to us. We will hold all commissions until the month-end settlement between us contemplated by "Section 9" hereof



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Custodial Services

         We shall have custody of all securities in the Accounts and shall cause such securities to be registered in our name or the name of our nominee or the names of nominees of any depositories used by us. However, we will not be responsible for any cash or securities delivered by any customer to you, your
employees  or  agents  until  such  cash  or  securities   are   physically  (or
electronically) delivered to us. Upon proper instructions from you we will receive in securities free from other brokers and entities for Accounts or make deliveries, unless we have determined that to comply with such instructions will cause us financial harm, in which case we reserve the right to be selective in following such instructions.

         Consistent with practices generally used in the securities industry, we will maintain accurate stock records and other records, and diligently perform all services required in connection with acting as custodian for securities in the Accounts of customers including the following: (a) collection of dividends and interest; (b) transmittal of proxy materials and other shareholder communications and voting upon the instructions of customer; (c) transmittal and handling, of tenders or exchanges pursuant to tender offers and exchange offers; and, (d) handling of exercises or expirations of rights and warrants and of redemption's. You and we shall each be responsible for preparing and filing the reports required by the governmental and self regulatory authorities which have respective jurisdiction over us and each of us will provide the other with such information as may be required for preparation of such reports. Upon receipt of proper instructions from a customer through you, we will make such transfers of securities or of Accounts as may be reasonably requested.

         You will be responsible for acting diligently in ensuring that unregistered, restricted and control securities, owned or introduced by your clients or yourselves, will be sold only pursuant to the applicable securities regulations and in accordance with the rules set forth by the SEC regarding, such securities. You shall be responsible for obtaining all the necessary forms and documentation required and associated with the proper sale and clearance of unregistered, restricted and control securities and, to see to it that the proper regulatory filings have been accomplished. You will be liable for any resultant loss which may occur, which is not satisfied by your client and which involves corrective action which we deem necessary in order to correct any improper sale of such securities. We are not required to make payments on sales of such securities until the certificates have been transferred into good deliverable form. You are obliged to inform us of the existence of any unregistered, restricted or control stock before such securities are introduced in any Account of yours or your customers.

8.       Customer Statements

         We will generate on our equipment and provide to each customer for whom we have established an Account a statement of his/her Account to comply with the rules of the NYSE and the other regulatory agencies which govern us. We will also provide to each customer who has an Account with us such statement of financial condition and other notices or information as we shall be required by law to provide to our customers. We will be responsible for preparing and providing to each Account the information necessary for Form 1099 of the Internal Revenue Service.

9.       Fees and Compensation

         All commissions collected by us in regards to Accounts of customers shall be payable to you net of the fees payable to us, as set forth herein, after taking into consideration any outstanding obligations due USCC, as defined in this Agreement. a) Clearing Fees: For each securities transaction in an Account we will charge you on a 44 per ticket basis" based upon an actual number of tickets per trading day for all customers. For the purposes of this Agreement a "ticket' shall mean an order which results in a confirmation to such customer or Account. At the end of each month we will compute the actual number of tickets per trading day for such month and charge you according to the following schedule:

Equity Transactions: (Clearing and Execution)

  Listed Securities:       (Price per ticket up to 1,999 shares, thereafter plus
                           floor brokerage, at I cents per share.)

         Avg. Trades per Day        Price per Ticket
               0-50                     $20.00
              51-100                    $19.00
          101 and above                 $18.00

         OTC Securities:
         Avg. Trades per Day        Price per Ticket
               0-50                     $20.00
              51-100                    $19.00
          101 and above                 $18.00

Fixed Income:                       Price per Ticket
         Muni Bonds                     $25.00
         Government Bonds               $25.00
         Corp Bonds                     $25.00**
            **(plus $1.00 per bond execution, maximum ticket charge $75.00)

Principal Trades:                   $6.00 per ticket

Mutual Funds: (Clearing and Execution)
             Fund/SERV Eligible         $25.00
             Non Fund/SERV Eligible     $35.00

Options: $15.00 per ticket plus execution schedule below.
         Premium                     Per Contract
         Under $1.00                     $0.75
         $1.00 - $3.99                   $1.35
         $4.00 - $6.99                   $1.95
         $7.00 and Above                 $2.35

         Trade Cancellations and Rebills. We will charge $5.00 for each trade confirmation generated from cancellations and rebills when the total number of cancellations accumulates and reaches 5% of your total volume of trades within a given monthly period. Once this limit has been reached, these charges will be retroactive and will be applied to each trade confirmation generated in connection with a trade correction for the monthly period, and not only to those corrections that exceed the 5% level.

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c) Partial Deliveries.  Charges associated with interest expense on unmatched or partial deliveries vs. payment are passed along to you.

d) This  Agreement  shall also cover all of the  addenda  referred to in Exhibit
"A".

e) Accounting: Within 10 days after the end of each month we will deliver to you a written statement of the amount of commissions earned and the aggregate amount of our clearing fees. Simultaneously with delivering such statement we will pay you any net amount owing to you. If with respect to any such statement any amounts are disputed, all undisputed amounts will be paid as prescribed above and disputed amounts will be set aside for resolution by research or negotiations between us.

10.      Allocation of Responsibility

         Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between customers or us and you, your agents, or your employees, which shall arise out of the acts or omission of you, your agents or employees, shall be your responsibility and liability and shall be adjusted accordingly. We will be responsible for the acts of our employees and we will take such reasonable actions as may be necessary or appropriate and consistent with sound business practices of the securities industry to correct or adjust errors, misunderstandings or controversies arising out of the acts or omissions of our employees, providing that your client has not been unduly enriched, in which case you will be responsible for making every reasonable effort to resolve the problem.

11.      Indemnification

         You agree to indemnify and hold harmless USCC, its officers, employees and corporate affiliates, from and against all claims, demands, liabilities, losses, expenses and costs (including legal fees and expenses, arbitration costs and awards relating to USCC's defense of any such claims), alleging any fraudulent illegal or wrongful actions of your officers, employees, agents or customers. Without in anyway limiting the foregoing, this indemnity clause shall apply to the sale of stolen or misappropriated securities, unregistered, restricted or control stock (which were sold in violation of the securities laws and regulations), transactions involving the illegal use of inside information and to all transactions requiring corrective action, at risk, or involve the need to make offers of rescission. You will indemnify and hold us harmless against any losses brought about by the default in payment of funds by or delivery of securities to you or us from, any customer for any Account and will pay all costs or expenses, including reasonable attorney's fees, suffered or incurred by us directly or indirectly in our efforts to collect any such funds or securities due us. You shall be responsible and agree to indemnify USCC for any loss or expense including interest incurred by USCC due to the failure of any of your accounts to: pay for securities purchased; promptly deliver securities sold; deposit sufficient margin at any time that same is requested or to remit dividends, stock splits, rights, over-deliveries of securities, excessive disbursements of funds, or any other valid charges imposed on the Account by USCC.

         You will also indemnify and hold us harmless against all losses, costs or expenses, including reasonable attorney's fees, suffered or incurred by us directly or indirectly as a result of any allegations claiming the exercise by you, your agents or your employees, of any discretionary authority (either authorized or unauthorized) over an Account.

         Without limitation you agree to indemnify USCC and hold it harmless from any and all claims, causes of action, suits, judgments, expenses, damages and liabilities, including, but not limited to reasonable attorney's fees, court costs and disbursements that may arise as a result of the acts and omissions of your employees, agents and customers in connection with USCC making available to your customers check-writing privileges and/or credit or debit card services.

         You shall be responsible for establishing proper ownership of funds and securities introduced to customer accounts and for our guarantee of signatures of customers, except in those instances where we or our employees have been negligent in the guarantee of signatures. You shall accept the responsibility for responding to customer complaints and you shall promptly give us written notice of any threat of action or commencement of litigation against you involving an Account.

         We will indemnify and hold you harmless against all losses, costs or expenses, including reasonable attorneys fees, suffered or incurred by you directly or indirectly as a result of our negligence in failing to perform our execution or clearing obligations or our duties as custodian, as contemplated by this Agreement.

         If an error, misunderstanding, controversy or failure shall result in the bringing of an action or proceeding against us or you, as the case may be, by a customer or third party, for which we or you shall claim indemnification here under, the indemnified party shall notify the other and, if requested, at its own cost and expense the indemnifying party will defend any such action or proceeding. No indemnified party shall be entitled to settle any such action or proceeding without the prior notification of the party against whom indemnification is to be sought. Nothing in this Section shall be construed to preclude you from making any claim against us which you may have, or us from making any claim against you which we may have, arising out of a failure to perform obligations under this Agreement. Neither we nor you shall be precluded from claiming or commencing an action for contribution to any amounts you or we may be required to pay to a customer or a third party.

12.      Margin Accounts

         In all Accounts which are margin accounts you shall be responsible for your clients satisfying the initial margin requirements for each transaction until such initial margin has been received by us in acceptable form and for satisfying all maintenance margin calls as required by USCC. You will be responsible for customers paying off any deficiencies in all Accounts, which are unsecured or inadequately margined, and for securing customer payment of debits resulting from customer defaults. We shall be responsible for determining what is adequate and proper margin maintenance in any Account which is a margin account. It is understood that Accounts shall be required to maintain a minimum margin maintenance percentage that may be changed from time to time in accordance with market conditions. We shall endeavor to notify your customers immediately and promptly provide us with adequate protection either in cash or securities. In the event that satisfactory margin is not provided within the time specified by us, we shall be at liberty to take such action as we may in our judgment deem best.

         We reserve the right to refuse any transaction in any Account which is a margin account after the initial transaction when in our opinion the past history of such Account will not justify the risk of executing such new transactions before the actual receipt of the necessary margin. If at any time an officer, manager, or employee of your firm requests that we refrain from contemplated actions such as "sell-outs", "buy-ins" or the sending of margin notices, and USCC complies with such request either in full or in part, you agree to indemnify USCC for any loss including interest and reasonable attorney's fees which may occur as a result of our complying with this request.

         Notwithstanding the foregoing, if through the action of the SEC, a court of competent jurisdiction, or other regulatory body, trading is halted in securities held by Accounts introduced by you the loss suffered as a result shall be borne by the customer and you shall guarantee the collection of any resultant margin or cash Account deficiency.

13.      Interest Profit and Charges

         Interest profit earned on debit balances in Accounts will be proprietary to and fully retained by USCC. Neither you nor your customer will receive interest for any credit balances which any Accounts may from time to time leave on deposit at USCC. You may be charged interest at the call rate on any securities delivered to and paid for by USCC which must be redelivered by draft, require transfer, have improper instructions or which for any reason require USCC to carry such securities for more than one day. In addition, you will pay the interest charges on regular loans in connection with any underwriting in which you participate as manager or syndicate member. Interest charges may, at our option, be imposed in cash Accounts, in situations where a debit balance has been incurred or increased as a result of deposited checks which have been returned for non-sufficient funds or otherwise have not been collected upon, or where overpayments have occurred as a result of your actions or those of your employees. Interest will be charged to you for debit balances in your trading and other proprietary Accounts at the lowest rate that USCC then currently charges to customer margin Accounts. In addition, USCC will have the right to charge you for the aggregate cash account debits outstanding, beyond settlement dates, in your customer Accounts, at the lowest rate of interest then currently charged customer margin Accounts.

14.      Capital and Good Standing

         USCC and you hereby warrant that as of the date of this Agreement and until any termination thereof their net capital shall at all times exceed the requirements of Rule 15c3-1 under the Securities Exchange Act of 1934 and the applicable requirements of the NYSE and the SEC.

         You hereby agree to provide us with a statement of your financial condition as of a date within 30 days prior to this Agreement and copies of such additional financial statements as are to be filed with regulatory bodies at the time of this Agreement. In addition, copies of additional financial statements (such as FOCUS reports etc.) as are to be filed with regulatory bodies shall be presented to USCC on a regular basis shortly after such regulatory filing is completed. You agree to promptly provide USCC with copies of your amendments to your Broker-Dealer registration as are required to be filed by law. Upon the request at anytime, you agree to promptly furnish USCC with a copy of your most recent Broker-Dealer registration as are required to be filed by law. Upon the request at anytime, you agree to promptly furnish USCC with a copy of your most recent Broker-Dealer registration, with all accompanying schedules.

15.      Proprietary Information

         All names and addresses of customers and customer lists shall be treated as proprietary to and owned by you. Except as specified in this Section (or permissible elsewhere in the Agreement) we will not use any information relating to the customers or your accounts to make a solicitation. Customer information will be disclosed to the proper authorities or third parties if we are required by law or by a regulatory agency to which we are subject to make such disclosure. You will not knowingly undertake any sales, advertising, marketing, or solicitation effort which identifies, makes references to or targets any of the affiliates of the Quick & Reilly Group, Inc.

         Any specific remedies detailed in this Agreement to exercise various rights, powers, remedies or privileges contained herein or, that may exist under federal or state statute or law, shall not be construed as a waiver or limitation or such rights, powers, or remedies.

16. Liability

         We shall have no liability to you arising out of this Agreement or otherwise except for; (a) Breach of the express terms of this Agreement, or (b) Negligent, reckless, willful or intentional acts or violations of applicable law by us.

17.      Security Interest and Set-Off

         Correspondent grants to USCC a first lien and security interest on any and all money and securities of correspondent held by USCC. USCC may liquidate any securities held without notice to Correspondent but will use its "best efforts" and notify and consult with Correspondent. USCC shall have the unlimited right to set-off any amounts owed to it by Correspondent from the Commissions Payable Account and/or any other money or securities of Correspondent in USCC's possession.

18.      Term and Termination

         (a) Term. The initial term of this Agreement shall be from the latter, of the date on which this Agreement has been jointly signed by both parties or the date it is approved by the NYSE, until the last day of the 12th full calendar month.

         (b) Termination. This Agreement shall continuously and automatically renew for an additional term of Twenty four months, commencing with the outset of the month following its then current term, absent an effective termination notice pursuant to the provisions set forth in this Agreement. Either of us may effect an intention not to renew this Agreement upon at least three months prior written notice to be given before the expiration of the then current term. In addition, USCC may immediately terminate this Agreement forthwith, upon written notice, if you (the introducing firm) have:

         1) Committed a material breach of any provision of the Agreement, or;

         2) Embarked on a course of action which is contrary to the rules and regulations of any regulation, agency or governing body, or;

         3) Caused the net capital of your firm to fall below the requirements of the Securities Exchange Act of 19'14, as amended, the net capital rule 15c3-1. or its successor, or:

         4) Made any representation or warranty here under or in connection with this Agreement that was, at the time made, untrue or later becomes inaccurate or untrue, or;

         5) Made representations as to the nature of your business and business-mix, its control or ownership and of its affiliations which were, at the time they were made, untrue or later become untrue due to changes, additions or alterations not approved by USCC, or;

         6) Failed to promptly respond to cash or margin calls in your proprietary Accounts, with the necessary cash deposits or securities, as requested by USCC, or;

         7) Effected transactions which your clients failed to promptly settle, or refused to settle, wherein it was alleged that the transactions were unauthorized, or,

         8) Failed to maintain the stipulated security deposit in your proprietary Account, (which shall be a minimum of $50,000) as demanded by USCC. This security deposit shall be maintained above and apart from the amounts requested from you for the settlement and maintenance of .-our trading and proprietary Accounts and the customer unsecured debits charged against you as your liability under this Agreement, or,

         9) Become enjoined, prohibited, censured, suspended or otherwise disciplined as a result of an administrative proceeding or action of the SEC, a court of law, a state regulatory authority, or of any self-regulatory organization of -which you are a member, which action shall curtail all or a portion of your business activity.

         In addition, USCC, at its discretion, may terminate this Agreement upon thirty ('30) days prior written notice to you (the introducing firm) in the event that any director, executive officer, general securities principal or financial and/or operations principal or financial and/or operations principal, of the introducing firm or its affiliates, is enjoined, prohibited, disciplined or suspended as a result of administrative or judicial proceedings from engaging in any part of the securities business.

         Moreover, USCC may immediately terminate this Agreement if it has been determined that you are incapable or unwilling to fulfill your financial and contractual obligations under the terms of this Agreement.

         Termination of this Agreement however caused, shall not release either you or ourselves from liability or responsibility with respect to the transactions effected and the Accounts established prior to the date of termination.

         Upon termination of this Agreement, we will endeavor to transfer all Accounts of your customers to you or your designee, providing that your customers do not object and the problems in such Accounts are resolved to our satisfaction. Upon termination of this Agreement you will be responsible for promptly notifying your customers that USCC will no longer be providing you and your clients with its clearance, execution and custodial services, and that arrangements must be made for the expeditious transfer of Accounts to a successor clearing broker, and you shall make a diligent effort to determine that such transfers are not contrary to your customers' wishes. USCC shall have the right although not the obligation, to inform your customers directly of the termination of this Agreement and the need for them to decide upon a successor carrying and clearing broker.

         No sale or transfer of your securities business, your customers' accounts or of your broker-dealer's license resulting in the termination of this Agreement and the clearing relationship shall occur without you first satisfying USCC with reasonable and fair compensation for the unexpired term of this Clearing Agreement.

         You agree to give USCC at least two weeks prior written notice of any such sale of your business, your customer accounts, broker-dealer's license or any changes in the ownership of your business or of the chief executive and/or operating officers.

         USCC shall, at its discretion, tender notice of termination of this Agreement if USCC disapproves of the changes in either the ownership or management affecting the introducing firm's business or broker-dealer's license.

         Subject to and only upon the specific written notification of USCC, shall this Agreement be assignable, whereupon with such approval from USCC, it shall then be binding upon and inure to the benefit of each of our present firms and any successor firms thereto, in each case irrespective of any change at any time in the personnel thereof. Absent any such notification and written approval from USCC, this Agreement is not assignable and the Agreement shall terminate.

         In the event of termination of this Clearing Agreement you will pay USCC such reasonable conversion and termination charges as USCC has established as having been incurred in connection with the transfer of your clients' Accounts and the cessation of the clearing arrangement with uscc.

19.      No Solicitation of Employees

         For a period of one year after termination of this Agreement neither you nor we shall contact or solicit any of the other employees with a view to offering them employment without the prior written consent of you or us, as the case may be.

20.      Arbitration

         It is agreed and understood that any controversy arising between us in connection with this Agreement which cannot be adjusted to our mutual satisfaction shall be submitted to arbitration in the city of New York and shall be subject to settlement under the rules of the Arbitration Committee of the New York Stock Exchange, Inc. or in accordance with the arbitration procedures of the National Association of Securities Dealers, Inc.

         Any amendment to this Agreement shall be in writing and signed by the parties hereto. This Agreement shall be governed by and interpreted according to the laws of the State of New York.

         If any provision or condition of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or condition and all other provisions and conditions of this Agreement shall remain in full force and effect.

                                                  Very truly yours,




                                                  U.S.Clearing Corp.


                                                  /s/ Pascal J. Mercurio
                                                  ---------------------
                                                  Pascal J. Mercurio
                                                  Chairman
                                                  Chief Executive Officer



Accepted and Agreed to:


By:  /s/ Joseph Ricupero                    Date: 7/17/97
-------------------------
Joseph Ricupero
America First Associates Corp.

                                   Exhibit A


    1. Extensions:                      $5.00 per
    2. Sell Out/Buy In Telegrams:       $5.00 per, charged to client
    3. Excess SIPC Insurance:           $2.40 per active account per year
                                        (Based on December month end statements)

Other Items

1. America First Associates Corp. (AFA) agrees to maintain a good faith deposit of $50,000. This deposit will be held at U.S. Clearing Corp.
         (USCC) in either cash, Treasury Bill, or a Money Fund. Interest is proprietary to AFS. The amount of the Good Faith Deposit may be increased if you engage in market making activity and/or participate in IPO'S. (see Section 5.)

2. AFA agrees to maintain a Broker's Blanket Bond in the amount of $250,000 prior to starting business with USCC.

3.       AFA agrees to  maintain  a minimum of  $100,000  in Net  Capital.  (see
         Section 5.)

4. AFA agrees to use a communication system (at their expense) to transmit orders to USCC electronically. All communication charges are subject to any AT&T increase and USCC will pass along such increase.

5.       Postage & Handling Fee: $10.00 per ticket, USCC will retain $1.50.

6.       Other Charges:

         A. Wire Transfer of Funds            $15.00
         B. Bounced Checks                    $15.00
         C. Accommodation Transfers           $15.00
         D. Legal Transfers                   $15.00

                                  U.S.Clearing

                      A Division of Fleet Securities, Inc.
                      Member New York Stock Exchange, Inc.



August 21, 1998


Mr. Joseph Ricupero
America First Associates Corp.
415 Madison Avenue, 3rd Floor
New York, NY 10017

                         Addendum to Clearing Agreement


Dear Joe:

         The Clearing Agreement dated April 2, 1997 between America First Associates Corp. and U.S. Clearing (USCC) is amended herewith as follows:

         Equity Electronic Trading: (Internet only) will carry the following schedule for hold in street name only, transfer and ship requests will carry a $15.00 fee.

         Average # of Trades Per Day        Ticket Charge
         ---------------------------        ------------
         0-1000                             $9.00








         Order Flow Rebate(s): Any payment for order flow contemplated by this Addendum will only be made if permissible under the rules and regulations of the Securities and Exchange Commission, the Federal Reserve Board, the self-regulatory organizations that regulate USCC and the laws of the various states that regulate any of the activities of USCC. In the event that industry practices result in a reduction or elimination of payment for order flow, USCC reserves the right in b sole discretion, to reduce or eliminate any payment provided for hereunder.

         4. OTC Transactions: America First Associates Corp. will execute their OTC transactions through USCC Trading with no exceptions. OTC Transactions will carry an appropriate rebate as follows:

         Spread based rates (No payment for manning or price improvement)








26 BROADWAY - NEW YORK, NY 10004-1798        (212) 747-1400       (800) 221-3524

Market Orders:

Spread Greater than 1/16 = 2 cents per share

Spread  Less than or equal to 1/16 and  greater  than 1/32 = 1 cent per share

Spread Equal to 1/32 = 1/4 cent per share Spread Less than 1/32 = 1/4% of principal (Amount not to exceed 1/4 cent per share)

Limit Orders at half of above Market Order rates

         No spread available & price greater than or equal to $2.00 = 1 cent per share. Less than $2.00 = no payment. (Primarily the result of routing non-market making securities).

         2. Listed (Third Market) Securities: will be executed through the Chicago Stock Exchange and carry an approximate rebate as follows:

         Tier I (OEX Stocks)                   $.0125 per share

         Tier 11 (S&P Stocks)                  $ .01 00 per share

         Tier III (All Other Stocks)           $.0075 per share




                                        Sincerely,

                                        /s/ Charles LaBella
                                        -------------------
                                        Charles LaBella
                                        Vice President


Accepted and Agreed to by

/s/ Joseph Ricupero
-------------------
Joseph Ricupero


cc:  P. Mercurio
     J. Boyle


JG/jg

                                  U.S.Clearing

                      A Division of Fleet Securities, Inc.
                      Member New York Stock Exchange, Inc.


                                                                  April 30, 1999

Mr. Joseph Ricupero
America First Associates Corp.
415 Madison Ave
New York, NY 10017
                               Re: PAIB Addendum

Dear Joseph:

        This Addendum amends the Fully Disclosed Clearing Agreement between U.S. Clearing, a Division of Fleet Securities, Inc. ("Clearing Broker") and America First Associates Corp. ("Introducing Broker"), in conformity with the SEC No-Action Letter, dated November 3, 1998 ("No-Action Letter") relating to the capital treatment of assets in the proprietary account of an introducing broker ("PAIB") and to permit Introducing Broker to use PAIB assets in its net capital computations. This Addendum shall be effective June 1, 1999.

1. Introducing Broker shall identify to Clearing Broker in writing all accounts that are, or from time to time may be, proprietary accounts of Introducing Broker. Clearing Broker shall perform a computation for PAIB assets ("PAE3 Reserve Computation") of Introducing Broker in accordance with the customer reserve computation set forth in Rule 15c3-3 ("customer reserve formula") with the following modifications:

     A. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

     B. Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply; and

     C. Neither Note E(l) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation.

2. The PAIB reserve computation shall include all proprietary accounts of Introducing Broker. All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3.

3. The PAI]3 reserve computation shall be prepared within: the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.





26 BROADWAY , NEW YORK, NY 10004-1798         (212) 747-1400      (800) 221-3524

4. Clearing Broker shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (D of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

5. If the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.

6. Within two business days of entering into this PAIB Agreement, Introducing Broker shall notify its designated examining authority in writing (with copy to Clearing Broker) that it has entered into this PAIB Agreement.

7. Commissions receivable and other receivables of Introducing Broker from Clearing Broker (excluding clearing deposits) that are otherwise allowable assets under the net capital rule may not be included in the PAIB reserve computation, provide the amounts have been clearly identified as receivables on the books and records of Introducing Broker and as payables on the books of Clearing Broker.

8. If Introducing Broker is a guaranteed subsidiary of Clearing Broker or if Introducing Broker guarantees Clearing Broker (i.e., guarantees all liabilities and obligations) then the proprietary account of Introducing Broker shall be excluded from the PAIB Reserve Computation.

9. Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Clearing Broker shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission"). Unless a corrective plan is found acceptable by the Commission and the designated examining authority, Clearing Broker shall provide written notification within 5 business days of the date of discovery to Introducing Brokers that PA]13 assets held by Clearing Broker shall not be deemed allowable assets for net capital purposes. The notification shall also state that if Introducing Broker wishes to continue to count its PAI]3 assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which Introducing Broker must transfer its PAIB assets to another clearing broker, the Introducing Broker may choose to keep its assets at Clearing Broker.

10. The parties shall adhere to the terms of the No-Action Letter, including the Interpretations set forth therein, in all respects.



                                        U.S.Clearing, a Division of
                                        Fleet Securities, Inc.

                                        /s/ Joel Hirstreet
                                        -------------------
                                        Joel Hirstreet
                                        Chief Financial Officer
                                        Senior Vice President


ACCEPTED AND AGREED TO:
By: /s/ Joseph Ricupero
    --------------------
    Mr. Joseph Ricupero
    America First Associates Corp.